        As filed with the Securities and Exchange Commission on January 30, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

HESKA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0192527

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1613 Prospect Parkway Fort Collins, CO	80525

(Address of Principal Executive Offices)	(Zip Code)

1997 STOCK INCENTIVE PLAN OF HESKA CORPORATION

(Full title of the plan)

Robert B. Grieve
Chairman and Chief Executive Officer
HESKA CORPORATION
1613 Prospect Parkway
Fort Collins, CO 80525
(970) 493-7272

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (3)
Common Stock	1,500,000	$0.725	$1,087,500.00	$100.05

(1)	Calculated pursuant to General Instruction E on Form S-8.
(2)	Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq SmallCap Market on January 29, 2003.
(3)	Fee to be offset by Heska Corporation's credit with the Securities and Exchange Commission.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

GENERAL INSTRUCTION E INFORMATION

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plan are effective.

        The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on August 21, 1997, File No. 333-34111, February 27, 1998, File No. 333-47124, February 11, 1999, File No. 333-72155, May 31, 2000, File No. 333-38138, February 7, 2001, File No. 333-55112, and February 4, 2002, File No. 333-82096 are hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s latest Annual Report on Form 10-K (File No. 333-72155) for the fiscal year ended December 31, 2001 which contains the balance sheets of the Registrant as of December 31, 2000 and 2001 and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 1999, 2000 and 2001, together with the report thereon of Arthur Andersen LLP, independent public accountants.

(2)	The Registrant’s Definitive 14A Proxy Statement filed March 28, 2002.

(3)	The Registrants Quarterly Reports on Form 10-Q (File No. 333-72155) for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

(4)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-22427), filed on April 24, 1997.

        In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion regarding legality of the securities to be offered.

23.1	Consent of Independent Public Accountants (omitted pursuant to Rule 437(a)).*

23.2	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)

*	The Company’s independent public accountants for the year ended December 31, 2001 were Arthur Andersen LLP. The Company has appointed KPMG LLP as its independent public accountants for 2002. The financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The Company has not been able to obtain the written consent of Arthur Andersen LLP regarding the incorporation of its report in this registration statement, and the Company has dispensed with the requirement to file its consent in reliance on Rule 437(a) promulgated under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Heska Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on January 30, 2003.

HESKA CORPORATION BY: /s/ ROBERT B. GRIEVE —————————————— Robert B. Grieve, Chairman and Chief Executive Officer (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Grieve and Jason Napolitano, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT B. GRIEVE ———————————————— Robert B. Grieve	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	January 30, 2003

/s/ JASON A. NAPOLITANO ———————————————— Jason A. Napolitano	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Secretary	January 30, 2003

/s/ MICHAEL A. BENT ———————————————— Michael A. Bent	Vice President, Controller (Principal Accounting Officer)	January 30, 2003

/s/ WILLIAM A. AYLESWORTH ———————————————— William A. Aylesworth	Director	January 30, 2003

/s/ A. BARR DOLAN ———————————————— A. Barr Dolan	Director	January 30, 2003

/s/ PETER EIO ———————————————— Peter Eio	Director	January 30, 2003

/s/ G. IRWIN GORDON ———————————————— G. Irwin Gordon	Director	January 30, 2003

/s/ LYLE A. HOHNKE ———————————————— Lyle A. Hohnke	Director	January 30, 2003

/s/ LYNNOR B. STEVENSON, PH.D. ———————————————— Lynnor B. Stevenson, Ph.D.	Director	January 30, 2003

/s/ JOHN F. SASEN, SR. ———————————————— John F. Sasen, Sr.	Director	January 30, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion regarding legality of securities to be offered.

23.1	Consent of Independent Public Accountants (omitted pursuant to Rule 437(a)).*

23.2	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).

*	The Company’s independent public accountants for the year ended December 31, 2001 were Arthur Andersen LLP. The Company has appointed KPMG LLP as its independent public accountants for 2002. The financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The Company has not been able to obtain the written consent of Arthur Andersen LLP regarding the incorporation of its report in this registration statement, and the Company has dispensed with the requirement to file its consent in reliance on Rule 437(a) promulgated under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

Exhibit 5.1

January 30, 2003

Heska Corporation
1613 Prospect Parkway
Fort Collins, CO 80525

     Re:      Registration Statement on Form S-8

Dear Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 to be filed by Heska Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,500,000 shares of the Company’s Common Stock issuable pursuant to the Company’s 1997 Stock Incentive Plan (the “Stock Plan”), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation /s/ Wilson Sonsini Goodrich & Rosati